UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2023

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Ave.

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 16, 2023, Synopsys, Inc. (“Synopsys”, “we”, “our”, or “us”) issued a press release announcing the financial results of its third fiscal quarter ended July 31, 2023. A copy of the press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including Exhibit 99.1 attached hereto and incorporated by reference herein, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Synopsys whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The press release attached as Exhibit 99.1 includes measures that are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (“GAAP,” such nonconforming measures, “non-GAAP measures”). The attached press release includes, among other non-GAAP measures, non-GAAP earnings per diluted share, non-GAAP net income, non-GAAP tax rate and non-GAAP operating margin for the periods presented. It also includes future estimated ranges for non-GAAP expenses, non-GAAP tax rate and non-GAAP earnings per diluted share.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. While we acknowledge that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that these non-GAAP measures are valuable in analyzing our core operations as further described below. The presentation of non-GAAP financial information is not meant to be considered in isolation from, as superior to or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, the corresponding GAAP financial measures. We believe that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors allowing them to view financial and business trends relating to our financial condition and results of operations through the eyes of management.

Synopsys’ management evaluates and makes decisions about our business operations primarily based on the income and costs that management believes are directly related to Synopsys’ core operational performance, both from a company-wide basis and on a business segment basis. For our internal budgeting and resource allocation process, and in reviewing our financial results, we use non-GAAP financial measures that exclude: (i) the amortization of acquired intangible assets; (ii) the impact of stock compensation; (iii) acquisition-related items; (iv) restructuring charges; (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings; and (vi) the income tax effect of non-GAAP pre-tax adjustments, in each case, as further described below. We also utilize an annual non-GAAP tax rate in the calculation of our non-GAAP measures, as described further below.

We use these non-GAAP financial measures in making our operating and internal budgeting decisions because we believe these measures give us a better understanding of how we should invest in research and development, as well as fund infrastructure and product and market strategies. We use these measures to help us make budgeting decisions, for example, among product development expenses, research and development, sales and marketing, and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results and forecasted targets, and comparisons to competitors’ operating results.

Synopsys provides segment information, namely adjusted segment operating income and adjusted segment operating margin, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 280, Segment Reporting. These measures reflect how management evaluates the operating performance of its segments. In evaluating our business segments, management considers the income and costs that it believes are directly related to those segments. The items mentioned above that are excluded from non-GAAP measures are the same items that management does not allocate to the segments to evaluate their performance. Similarly, Synopsys does not allocate changes in the fair value of its non-qualified deferred compensation plan because these changes typically do not require cash settlement and they are not used by us to assess the core profitability of our business operations.

As described above, we exclude the following items from one or more of our non-GAAP measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include, among other things, core/developed technology, customer relationships, contract rights, trademarks and trade names, and other intangibles related to acquisitions. We amortize the intangible assets over their estimated useful lives. We do not enter into acquisitions on a predictable cycle. The amount of an acquisition’s purchase price allocated to intangible assets and their estimated useful lives can vary significantly and are unique to each acquisition. We believe that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods. We also exclude this item because such expenses are non-cash in nature and we believe the non-GAAP measures excluding this item provide meaningful supplemental information regarding our core operational performance and liquidity, and ability to invest in research and development and fund future acquisitions and capital expenditures.

(ii) Stock compensation impact. Stock compensation expenses consist primarily of expenses related to restricted stock units, stock options, employee stock purchase rights and other stock awards, including such expenses associated with acquisitions. We exclude stock-based compensation expense from our non-GAAP measures primarily because it is not an expense that typically requires or will require cash settlement by us. Further, the expense for the fair value of the stock-based instruments we utilize may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards and, therefore, is not used by management to assess the core profitability of our business operations.

(iii) Acquisition-related items. In connection with our business combinations, we incur significant expenses that we would not have otherwise incurred as part of our business operations. These expenses include, among other things, compensation expenses, professional fees and other direct expenses, concurrent restructuring activities, including employee severance and other exit costs, changes to the fair value of contingent consideration related to the acquired company, and amortization of the fair value difference of below-market value assets arising from arrangements entered into or acquired in conjunction with an acquisition. We also recognize the gains and losses from the mark-up of equity or cost method investments to fair value upon obtaining control through acquisition. We exclude these items because they are related to acquisitions and have no direct correlation to the core operation of our business. Further, because we do not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, we believe it is useful to exclude such expenses when looking for a consistent basis for comparison across accounting periods.

(iv) Restructuring charges. We initiate restructuring activities to align our costs to our operating plans and business strategies based on then-current economic conditions, and such activities have a specific and defined term. Restructuring costs generally include severance and other termination benefits related to voluntary retirement programs, involuntary headcount reductions and facilities closures. Such restructuring costs include elimination of operational redundancy, permanent reductions in workforce and facilities closures and, therefore, are not considered by us to be a part of the core operation of our business and are not used by management when assessing the core profitability and performance of our business operations.

(v) Legal matters. From time to time, we are party to legal proceedings including, but not limited to, tax-related matters, lawsuits and other matters that are not incident to the ordinary course of our business, which could result in an expense or benefit due to settlements, final judgments or accruals for loss contingencies. We exclude these types of expenses or benefits because management does not believe they are reflective of the core operation of our business.

(vi) Income tax effect of non-GAAP pre-tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income.

We utilize an annual non-GAAP tax rate in calculating non-GAAP financial measures to provide better consistency across interim reporting periods by eliminating the effects of certain non-recurring and other period-specific items, which can vary in size and frequency and do not necessarily reflect our normal operations, and to more closely align our tax rate with our expected geographic earnings mix. Our annual non-GAAP tax rate is based on an evaluation of our historical and projected mix of U.S. and international profit before tax, taking into account the impact of non-GAAP adjustments, U.S. tax law changes, as well as other factors such as our current tax structure, existing tax positions and expected recurring tax incentives.

On February 17, 2023, following a re-evaluation of federal tax laws that require research and development expense to be capitalized commencing in Synopsys’ first quarter of fiscal year 2023, we updated our annual non-GAAP tax rate for fiscal year 2023 to 16%. We do not currently anticipate any additional significant changes to U.S. corporate tax law, our geographic earnings mix, or significant tax law changes in major jurisdictions where we operate that would result in further adjustment to our fiscal year 2023 annual non-GAAP tax rate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated August 16, 2023 containing Synopsys, Inc.’s results of operations for its third fiscal quarter ended July 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: August 16, 2023	By:	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
General Counsel and Corporate Secretary